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Contact:
Robert C. Weiner
Vice President, Investor Relations
904-332-3287

PSS WORLD MEDICAL BOARD OF DIRECTORS AUTHORIZES
PURCHASE OF FIVE PERCENT OF COMMON SHARES

Jacksonville, Florida (June 17, 2011) – PSS World Medical, Inc. (NasdaqGS: PSSI) announced today that, at its regularly scheduled June meeting, its Board of Directors authorized the purchase of up to five percent of its total common stock.  This is in addition to any shares remaining under existing authorizations previously enacted by the Company’s Board of Directors.

The Company is authorized from time to time, depending upon market conditions and other factors, to repurchase up to a maximum of five percent of its total common stock, in the open market, by block purchase, in accelerated programs or in privately negotiated transactions. Such repurchases will be made in compliance with applicable rules and regulations and may be discontinued at any time.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units.  Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are "forward-looking statements" made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are identified by the use of words such as "expect," "may," "will," "should," "believe," "plan," "anticipate," and "estimate" among others.  These statements involve a number of risks and uncertainties, many of which are outside the control of the Company.  Actual results may differ materially from those identified in the forward-looking statements.  These risks and uncertainties, among others, and other factors are described from time to time in the Company's reports filed with the Securities and Exchange Commission. PSS assumes no obligation to update the information in this release except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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